EXHIBIT 99.1

Hanmi’s Second Quarter Results Driven by Strong Loan Production and 20% Year-Over-Year Growth in Loans

2016 Second Quarter Highlights:

  Net income of $14.1 million or $0.44 per diluted share
  Loans receivable of $3.45 billion, up 4.3% for the quarter, 8.4% year-to-date and 19.9% year-over-year
  New loan production of $265.2 million, up 27.0% from the prior quarter and up 27.5% from a year ago
  Noninterest-bearing deposits up 12.0% from a year ago
  Net interest margin of 4.02%, up 16 basis points from the prior quarter and 36 basis points from the same period last year after excluding acquisition accounting

LOS ANGELES, July 19, 2016 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) (or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), today reported second quarter net income of $14.1 million, or $0.44 per diluted share, compared with $14.8 million, or $0.46 per diluted share, for the first quarter of 2016 and $14.0 million, or $0.44 per diluted share, for the second quarter of 2015.

For the first six months of 2016, net income increased 15.6% to $29.0 million, or $0.90 per diluted share, compared with $25.0 million, or $0.79 per diluted share, for the first six months of 2015.

Mr. C. G. Kum, President and Chief Executive Officer, said, “Our strong results in the second quarter were highlighted by a 27.5% year-over-year increase in new loan production, which helped drive loans receivable up by 4.3% compared with the prior quarter and an impressive 19.9% year-over-year. In addition, I am also pleased with the effort of our retail branch network as money market and savings account deposits increased 9.8% during the quarter and 27.4% year-over-year.”

Mr. Kum continued, “Our ongoing success in repositioning the balance sheet to deploy liquidity into loans is evident in our improving net interest margin, which increased by 16 basis points in the quarter and 36 basis points year-over-year after excluding the effects of acquisition accounting. Importantly, our efficiency ratio of 56.46% improved by 79 basis points on a linked quarter basis, led by the strength of our lending franchise and careful expense management. Looking ahead, Hanmi remains well positioned to drive long-term sustainable growth in the second half of 2016 and beyond.”

Quarterly Results
(In thousands, except per share data)

	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015

Net income	$14,148	$14,804	$13,984	$28,952	$25,038
Net income per diluted common share	$0.44	$0.46	$0.44	$0.90	$0.79

Assets	$4,441,333	$4,310,748	$3,970,770	$4,441,333	$3,970,770
Loans receivable	$3,449,310	$3,306,479	$2,876,906	$3,449,310	$2,876,906
Deposits	$3,589,289	$3,499,992	$3,439,781	$3,589,289	$3,439,781

Pre-tax, pre-provision earnings on average assets	2.00%	1.85%	2.11%	1.92%	1.87%
Return on average assets	1.32%	1.41%	1.39%	1.36%	1.23%
Return on average stockholders' equity	10.98%	11.92%	11.83%	11.41%	10.81%
Net interest margin (1)	4.02%	3.98%	3.97%	4.00%	3.93%
Net interest margin excluding acquisition accounting (1)	3.84%	3.68%	3.48%	3.75%	3.38%
Efficiency ratio	56.46%	57.25%	56.04%	56.84%	60.52%
Efficiency ratio excluding merger and integration costs	56.46%	57.25%	55.76%	56.84%	58.71%

Tangible common equity to tangible assets (2)	11.79%	11.82%	11.86%	11.79%	11.86%
Tangible common equity per common share (2)	$16.23	$15.79	$14.73	$16.23	$14.73

(1) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Second quarter net interest income increased $1.4 million or 3.7% to $40.0 million from $38.6 million for the first quarter and increased $2.9 million or 7.8% from the same period last year primarily from the increase in loans. Year-to-date, net interest income improved 5.4% to $78.6 million from $74.6 million for the first six months of 2015 principally because of the increase in loans.

Net interest margin (on a taxable equivalent basis) for the second quarter of 2016 was 4.02% up from 3.98% for the first quarter and 3.97% for the year-ago period. Net interest margin (excluding acquisition accounting) was 3.84%, up 16 basis points from the preceding quarter and 36 basis points from the second quarter last year. The increase in net interest margin from the preceding quarter was due to loan growth and loan prepayment penalties, while the increase from last year was due to loan growth and the change in the mix of earning assets. For the first six months of 2016, net interest margin was 4.00% compared with 3.93% for the first six months of 2015.

The impact of acquisition accounting adjustments on core loan yield, core deposit cost, net interest income and net interest margin are summarized in the following tables.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Core loan yield	4.78%	4.67%	4.78%	4.72%	4.74%
Accretion of discount on purchased loans	0.13%	0.25%	0.43%	0.20%	0.53%
As reported	4.91%	4.92%	5.21%	4.92%	5.27%

Core deposit cost	0.52%	0.54%	0.61%	0.53%	0.62%
Accretion of time deposits premium	0.09%	0.11%	0.17%	0.10%	0.18%
As reported	0.43%	0.43%	0.44%	0.43%	0.44%

	Three Months Ended
	June 30, 2016		March 31,2016		June 30,2015
	Amount	Rate	Amount	Rate	Amount	Rate
			(in thousands)
Net interest income and net interest margin excluding acquisition accounting (1)	$38,671	3.84%	$36,164	3.68%	$32,568	3.48%
Accretion of discount on Non-PCI loans	994	0.10%	1,754	0.18%	2,606	0.28%
Accretion of discount on PCI loans	97	0.01%	277	0.03%	467	0.05%
Accretion of time deposits premium	791	0.08%	942	0.10%	1,504	0.16%
Amortization of subordinated debentures discount	(62)	-0.01%	(56)	-0.01%	(41)	-
Net impact	1,820	0.18%	2,917	0.30%	4,536	0.49%
As reported, on a fully taxable equivalent basis (1)	$40,491	4.02%	$39,081	3.98%	$37,104	3.97%

	Six Months Ended
	June 30, 2016		June 30, 2015
	Amount	Rate	Amount	Rate
		(in thousands)
Net interest income and net interest margin excluding acquisition accounting	$74,836	3.75%	$64,114	3.38%
Accretion of discount on Non-PCI loans	2,748	0.14%	6,117	0.32%
Accretion of discount on PCI loans	374	0.02%	1,310	0.07%
Accretion of time deposits premium	1,733	0.09%	3,110	0.16%
Amortization of subordinated debentures discount	(118)	0.00%	(79)	-
Net impact	4,737	0.25%	10,458	0.55%
As reported, on a fully taxable equivalent basis (1)	$79,573	4.00%	$74,572	3.93%

(1) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

For the second quarter of 2016, Hanmi recorded a negative provision for loan losses of $1.5 million, unchanged from the prior quarter and compared with $2.4 million in the second quarter last year. For the first six months of 2016 and 2015, the negative loan loss provision was $3.0 million and $4.1 million, respectively.

Second quarter noninterest income increased $2.4 million, or 34.7%, to $9.4 million from $7.0 million for the first quarter of 2016 primarily due to a $1.3 million increase in disposition gains on PCI loans and a $0.9 million increase in gain on sales of SBA loans. Disposition gains on PCI loans were $2.0 million for the second quarter of 2016, compared with $0.7 million for the prior quarter, and $2.5 million for the second quarter last year as PCI loans decreased $4.8 million for the second quarter of 2016, while they declined $0.2 million for the first quarter of 2016 and decreased $7.2 million for the second quarter of 2015. Gains on sales of SBA loans were $1.8 million for the second quarter 2016, compared with $0.9 million for the first quarter of 2016 and $1.6 million for the year-ago period as the volume of SBA loans sold increased to $20.2 million from $12.4 million for the preceding quarter and $19.3 million for the same quarter last year.

For the first half of 2016, noninterest income decreased $5.6 million, or 25.7%, to $16.3 million from $22.0 million for the same period last year primarily due to a $4.1 million reduction in gain on sale of securities, a $1.1 million decrease in disposition gains on PCI loans and a $0.6 million decrease in gain on sales of SBA loans. There were no sales of securities in the first half of 2016, while securities transactions resulted in gains of $4.1 million for the same period last year. Disposition gains on PCI loans were $2.6 million for the first six months of 2016, compared with $3.7 million for the same period last year as PCI loans decreased $5.0 million for the first half of 2016 and declined $10.6 million for the same period last year. Gains on sales of SBA loans were $2.6 million for the first six months 2016, compared with $3.3 million for the first six months of 2015 as the volume of SBA loans sold decreased to $32.6 million from $39.2 million for the same period last year.

Noninterest expense for the second quarter increased $1.8 million, or 6.9%, to $27.9 million from $26.1 million for the first quarter primarily because first quarter noninterest expenses related to advertising and promotions, occupancy and equipment, and provisions for SBA recourse allowances were unusually low or negative. During the first quarter, Hanmi delayed spending associated with a new tagline campaign related to the new Hanmi logo until the second quarter. In addition, the first quarter included a $1.3 million reduction in SBA recourse allowance (recorded in other operating expense). Finally, the first quarter also benefitted from a $0.4 million reduction in occupancy and equipment arising from a property tax refund and an early lease termination on a building.

Noninterest expense increased $0.8 million, or 3.1%, from $27.0 million for the second quarter last year primarily due to an increase in salaries and employee benefits and higher other operating expenses, partially offset by lower occupancy and equipment expense from the branch closure and consolidations completed in the third quarter last year.

For the first half of 2016, noninterest expense decreased $4.5 million, or 7.7%, to $53.9 million from $58.4 million for the same period last year primarily due to reductions in merger and integration costs, professional fees and data processing fees related to the August 2014 acquisition of Central Bancorp, Inc. (“CBI”), along with lower salaries and employee benefits and occupancy and equipment expense from the branch closure and consolidation completed in the third quarter last year. As a result of careful management of noninterest expense, coupled with the improvements in revenue from the growth in earning assets, the efficiency ratio improved to 56.84% for the first six month of 2016 from 60.52% for the first six months of 2015.

Hanmi recorded a provision for income taxes of $8.9 million for the second quarter of 2016, representing an effective tax of 38.5%, compared with $6.2 million or 29.5% for the preceding quarter and $9.6 million or 40.8% for the second quarter of 2015. Income tax expense for the first quarter of 2016 included a $1.8 million benefit arising from the finalization of the 2014 amended income tax returns. The effective tax rate for the first quarter of 2016 would have been 38.0% without this benefit.

For the first half of 2016, Hanmi recorded a provision for income taxes of $15.0 million, representing an effective tax of 34.2%, compared with $17.2 million or 40.7% for the same period last year.

Financial Position
Total assets were $4.44 billion at June 30, 2016, a 3.0% increase from $4.31 billion at March 31, 2016, and a 11.9% increase from $3.97 billion at June 30, 2015. The increases in total assets were primarily due to increases in loans receivable.

Loans receivable, before the allowance for loan losses, were $3.45 billion at June 30, 2016, up 4.3% from $3.31 billion at March 31, 2016, and up 19.9% from $2.88 billion at June 30, 2015. The increase in loans from the end of the 2015 second quarter reflects Hanmi’s strong loan production. Loans held for sale, representing the guaranteed portion of SBA loans, were $12.8 million at June 30, 2016, compared with $2.6 million at the end of the 2016 first quarter and $4.2 million at the end of the 2015 second quarter.

New loan production for the 2016 second quarter was $265.2 million, up 27.5% from $208.1 million for the second quarter last year and outpaced $112.0 million of loan payoffs. Second quarter 2016 new loan production was comprised of $197.2 million of commercial real estate loans, $19.2 million of commercial and industrial loans, $46.6 million of SBA loans, and $2.2 million of consumer loans. For the 2016 first quarter, new loan production was $208.8 million while loan payoffs were $59.9 million. Loan purchases for the 2016 second quarter were $66.5 million, compared with $30.7 million in the first quarter of 2016. SBA loan sales for the 2016 second quarter were $20.2 million, compared with $12.4 million for the first quarter of 2016.

Deposits were $3.59 billion at the end of the 2016 second quarter, compared with $3.50 billion at the end of the preceding quarter and $3.44 billion at the end of the second quarter of 2015. The cost of deposits was 0.43% for the second quarter of 2016, unchanged from the first quarter of 2016 and down from 0.44% for the second quarter a year ago.

At June 30, 2016, stockholders’ equity was $525.2 million, compared with $510.9 million and $472.7 million at March 31, 2016 and June 30, 2015, respectively. Tangible common stockholders’ equity was $523.6 million, or 11.79% of tangible assets, compared with $509.2 million, or 11.82% of tangible assets, and $470.9 million, or 11.86% of tangible assets at March 31, 2016 and June 30, 2015, respectively. Tangible book value per share was $16.23, up 2.8% from the preceding quarter and 10.2% from a year ago.

During the second quarter, Hanmi declared a cash dividend on its common stock of $0.14 per share, unchanged from the prior quarter and up 27% from a year ago. The dividend was paid on June 30, 2016, to stockholders of record as of the close of business on June 16, 2016.

Asset Quality
Nonperforming loans, excluding PCI loans, were $12.3 million or 0.36% of loans at the end of the second quarter of 2016, compared with $16.3 million or 0.50% of loans at the end of the first quarter of 2016 and $28.0 million, or 0.99% of loans at the end of the second quarter last year.

OREO was $11.8 million at the end of the second quarter of 2016, up from $9.4 million at the end of the prior quarter. Classified loans were $27.4 million, or 0.79% of loans, at June 30, 2016, compared with $32.3 million, or 0.98% of loans, at March 31, 2016, and $44.8 million, or 1.56% of loans, a year ago. Nonperforming assets were $24.2 million at the end of the second quarter of 2016, or 0.54% of assets, compared with 0.60% of assets at the end of the prior quarter and 1.00% of assets at the end of the same quarter last year.

Gross charge-offs for the second quarter of 2016 were $798,000, compared with $636,000 for the preceding quarter and $1.2 million for the same period a year ago. Recoveries of previously charged-off loans for the second quarter of 2016 were $995,000, compared with $252,000 for the preceding quarter and $1.4 million for the second quarter of 2015. As a result, there were net recoveries of $197,000 for the second quarter of 2016, compared to charge-offs of $384,000 for the preceding quarter and net recoveries of $272,000 for the year ago period.

The allowance for loan losses was $39.7 million as of June 30, 2016, generating an allowance of loan losses to loans receivable ratio of 1.15% compared with 1.24% as of March 31, 2016 and 1.77% as of June 30, 2015.

Conference Call
Management will host a conference call today, July 19, 2016 at 1:00 p.m. PT (4:00 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 1:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 42 full-service branches and 6 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for loan losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2016	2016	Change	2015	Change
Assets
Cash and due from banks	$156,632	$137,464	13.9%	$153,231	2.2%
Securities available for sale, at fair value	636,275	675,032	-5.7%	728,683	-12.7%
Loans held for sale, at the lower of cost or fair value	12,833	2,583	396.8%	4,158	208.6%
Loans receivable, net of allowance for loan losses	3,409,603	3,265,453	4.4%	2,826,086	20.6%
Accrued interest receivable	10,552	10,626	-0.7%	8,133	29.7%
Premises and equipment, net	29,752	30,112	-1.2%	30,656	-2.9%
Other real estate owned ("OREO"), net	11,846	9,411	25.9%	11,857	-0.1%
Customers' liability on acceptances	2,456	2,809	-12.6%	1,638	49.9%
Servicing assets	11,337	11,452	-1.0%	13,125	-13.6%
Other intangible assets, net	1,537	1,619	-5.1%	1,890	-18.7%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Federal Reserve Bank ("FRB") stock, at cost	14,423	14,423	0.0%	13,517	6.7%
Income tax asset	52,161	56,456	-7.6%	82,819	-37.0%
Bank-owned life insurance	48,851	48,612	0.5%	48,041	1.7%
Prepaid expenses and other assets	26,690	28,311	-5.7%	30,551	-12.6%
Total assets	$4,441,333	$4,310,748	3.0%	$3,970,770	11.9%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,189,528	$1,172,444	1.5%	$1,061,823	12.0%
Interest-bearing	2,399,761	2,327,548	3.1%	2,377,958	0.9%
Total deposits	3,589,289	3,499,992	2.6%	3,439,781	4.3%
Accrued interest payable	3,107	3,249	-4.4%	3,443	-9.8%
Bank's liability on acceptances	2,456	2,809	-12.6%	1,638	49.9%
FHLB advances	280,000	250,000	12.0%	-	-
Servicing liabilities	3,921	4,588	-14.5%	5,368	-27.0%
FDIC loss sharing liability	18	1,266	-98.6%	116	-84.5%
Subordinated debentures	18,821	18,759	0.3%	18,623	1.1%
Accrued expenses and other liabilities	18,536	19,225	-3.6%	29,061	-36.2%
Total liabilities	3,916,148	3,799,888	3.1%	3,498,030	12.0%

Stockholders' equity:
Common stock	33	33	0.0%	257	-87.2%
Additional paid-in capital	560,089	558,945	0.2%	556,289	0.7%
Accumulated other comprehensive income	9,121	5,364	70.0%	423	2056.3%
Retained earnings (accumulated deficit)	26,396	16,742	57.7%	(14,371)	-283.7%
Less treasury stock	(70,454)	(70,224)	0.3%	(69,858)	0.9%
Total stockholders' equity	525,185	510,860	2.8%	472,740	11.1%
Total liabilities and stockholders' equity	$4,441,333	$4,310,748	3.0%	$3,970,770	11.9%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statement of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2016	2016	Change	2015	Change
Interest and dividend income:
Interest and fees on loans	$40,645	$39,067	4.0%	$36,915	10.1%
Interest on securities	2,886	3,017	-4.3%	2,979	-3.1%
Dividends on FRB and FHLB stock	579	542	6.8%	1,116	-48.1%
Interest on deposits in other banks	49	48	2.1%	40	22.5%
Total interest and dividend income	44,159	42,674	3.5%	41,050	7.6%
Interest expense:
Interest on deposits	3,684	3,727	-1.2%	3,802	-3.1%
Interest on subordinated debentures	196	183	7.1%	151	29.8%
Interest on FHLB advances	299	195	53.3%	4	7375.0%
Total interest expense	4,179	4,105	1.8%	3,957	5.6%
Net interest income before provision for loan losses	39,980	38,569	3.7%	37,093	7.8%
(Negative provision) provision for loan losses	(1,515)	(1,525)	-0.7%	(2,403)	-37.0%
Net interest income after provision for loan losses	41,495	40,094	3.5%	39,496	5.1%
Noninterest income:
Service charges on deposit accounts	2,898	3,001	-3.4%	3,169	-8.6%
Trade finance and other service charges and fees	1,064	1,044	1.9%	1,109	-4.1%
Gain on sale of Small Business Administration ("SBA") loans	1,774	858	106.8%	1,573	12.8%
Disposition gains on Purchased Credit Impaired ("PCI") loans	1,963	659	197.9%	2,470	-20.5%
Net gain on sales of securities	-	-	-	1,912	-100.0%
Other operating income	1,674	1,399	19.7%	900	86.0%
Total noninterest income	9,373	6,961	34.7%	11,133	-15.8%
Noninterest expense:
Salaries and employee benefits	16,061	15,698	2.3%	15,542	3.3%
Occupancy and equipment	3,938	3,496	12.6%	4,224	-6.8%
Data processing	1,454	1,436	1.3%	1,335	8.9%
Professional fees	1,509	1,464	3.1%	1,701	-11.3%
Supplies and communications	709	736	-3.7%	928	-23.6%
Advertising and promotion	1,094	522	109.6%	1,046	4.6%
OREO expense	183	465	-60.6%	(13)	-1507.7%
Other operating expenses	2,915	2,251	29.5%	2,127	37.0%
Merger and integration costs	-	-	-	136	-100.0%
Total noninterest expense	27,863	26,068	6.9%	27,026	3.1%
Income before provision for income taxes	23,005	20,987	9.6%	23,603	-2.5%
Income tax expense	8,857	6,183	43.2%	9,619	-7.9%
Net income	$14,148	$14,804	-4.4%	$13,984	1.2%
					-
Basic earnings per share:	$0.44	$0.46		$0.44
Diluted earnings per share:	$0.44	$0.46		$0.44

Weighted-average shares outstanding:
Basic	31,882,489	31,846,371		31,774,692
Diluted	32,030,080	31,928,103		31,908,719
Common shares outstanding	32,260,320	32,249,512		31,974,842

Hanmi Financial Corporation and Subsidiaries
Consolidated Statement of Income (Unaudited)
(In thousands, except share and per share data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2016	2015	Change
Interest and dividend income:
Interest and fees on loans	$79,712	$73,949	7.8%
Interest on securities	5,903	6,853	-13.9%
Dividends on FRB and FHLB stock	1,121	1,598	-29.8%
Interest on deposits in other banks	97	88	10.2%
Total interest and dividend income	86,833	82,488	5.3%
Interest expense:
Interest on deposits	7,410	7,582	-2.3%
Interest on FHLB advances	494	60	723.3%
Interest on subordinated debentures	379	296	28.0%
Total interest expense	8,283	7,938	4.3%
Net interest income before provision for loan losses	78,550	74,550	5.4%
Negative provision for loan losses	(3,040)	(4,076)	-25.4%
Net interest income after provision for loan losses	81,590	78,626	3.8%
Noninterest income:
Service charges on deposit accounts	5,899	6,380	-7.5%
Trade finance and other service charges and fees	2,109	2,376	-11.2%
Gain on sale of Small Business Administration ("SBA") loans	2,632	3,257	-19.2%
Net gain on sales of securities	-	4,096	-100.0%
Disposition gains on Purchased Credit Impaired ("PCI") loans	2,622	3,693	-29.0%
Other operating income	3,072	2,181	40.9%
Total noninterest income	16,334	21,983	-25.7%
Noninterest expense:
Salaries and employee benefits	31,759	31,926	-0.5%
Occupancy and equipment	7,434	8,527	-12.8%
Data processing	2,889	3,467	-16.7%
Professional fees	2,974	4,042	-26.4%
Supplies and communications	1,445	1,758	-17.8%
Advertising and promotion	1,616	1,569	3.0%
OREO expense	648	404	60.4%
Other operating expenses	5,167	4,978	3.8%
Merger and integration costs	-	1,747	-100.0%
Total noninterest expense	53,932	58,418	-7.7%
Income before provision for income taxes	43,992	42,191	4.3%
Income tax expense	15,040	17,153	-12.3%
Net income	$28,952	$25,038	15.6%

Basic earnings per share:	$0.90	$0.79
Diluted earnings per share:	$0.90	$0.79

Weighted-average shares outstanding:
Basic	31,864,427	31,761,067
Diluted	32,001,325	31,874,484
Common shares outstanding	32,260,320	31,974,842

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands, except ratios)

	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Average balances:
Loans (1)	$3,328,416	$3,192,832	$2,839,601	$3,260,625	$2,829,813
Securities	657,756	682,370	814,126	670,063	892,349
Interest-earning assets	4,055,578	3,949,788	3,749,011	4,002,683	3,823,942
Assets	4,325,500	4,221,076	4,023,750	4,273,288	4,101,420
Deposits	3,479,365	3,482,986	3,484,267	3,481,176	3,505,379
Borrowings	296,858	200,590	26,233	248,724	85,953
Interest-bearing liabilities	2,605,737	2,544,754	2,467,440	2,575,246	2,554,301
Stockholders’ equity	518,015	499,469	474,134	508,742	467,019
Tangible equity (2)	516,424	497,797	472,183	507,111	465,020

Performance ratios:
Pre-tax, pre-provision earnings on average assets (3) (4)	2.00%	1.85%	2.11%	1.92%	1.87%
Return on average assets (3) (4)	1.32%	1.41%	1.39%	1.36%	1.23%
Return on average stockholders’ equity (3) (4)	10.98%	11.92%	11.83%	11.41%	10.81%
Return on average tangible equity (3) (4)	11.02%	11.96%	11.88%	11.45%	10.86%
Efficiency ratio	56.46%	57.25%	56.04%	56.84%	60.52%
Efficiency ratio excluding merger and integration costs	56.46%	57.25%	55.76%	56.84%	58.71%
Net interest margin (3) (7)	4.02%	3.98%	3.97%	4.00%	3.93%
Net interest margin excluding acquisition accounting (3) (7)	3.84%	3.68%	3.48%	3.75%	3.38%

Allowance for loan losses:
Balance at beginning of period	$41,026	$42,935	$52,951	$42,935	$52,666
(Negative provision) provision for loan losses	(1,515)	(1,525)	(2,403)	(3,040)	(4,076)
Net (charge-offs) recoveries	196	(384)	272	(188)	2,230
Balance at end of period	$39,707	$41,026	$50,820	$39,707	$50,820

Asset quality ratios:
Nonperforming Non-PCI loans to loans (5)	0.36%	0.50%	0.99%	0.36%	0.99%
Nonperforming assets to assets (5)	0.54%	0.60%	1.00%	0.54%	1.00%
Net loan charge-offs (recoveries) to average loans (3)	-0.02%	0.05%	-0.04%	0.01%	-0.16%
Allowance for loan losses to loans	1.15%	1.24%	1.77%	1.15%	1.77%
Allowance for loan losses to nonperforming Non-PCI loans (5) (6)	277.60%	217.38%	176.53%	277.60%	176.53%

Allowance for off-balance sheet items:
Balance at beginning of period	$1,220	$986	$1,054	$986	$1,366
Provision (negative provision) for loan losses	255	234	(92)	489	(404)
Balance at end of period	$1,475	$1,220	$962	$1,475	$962

Nonperforming assets (5):
Nonaccrual Non-PCI loans	$12,341	$16,276	$28,023
Loans 90 days or more past due and still accruing	-	-	-
Nonperforming Non-PCI loans	12,341	16,276	28,023
OREO, net	11,846	9,411	11,857
Nonperforming assets	$24,187	$25,687	$39,880

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$1,517	$5,974	$9,007
Delinquent loans to loans	0.04%	0.18%	0.31%

Acquired loans
PCI loans, net of discounts	$15,020	$19,834	33,857
Allowance for loan losses on PCI loans	$5,448	$5,645	1,352
Non-PCI loans, net of discounts	$117,750	$139,869	188,776
Unamortized acquisition discounts on Non-PCI loans	$7,735	$9,021	15,777

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands, except ratios)

	June 30,	March 31,	June 30,
	2016	2016	2015
Loan portfolio:
Commercial real estate loans	$2,835,077	$2,729,527	$2,415,836
Residential real estate loans	296,496	256,488	173,291
Commercial and industrial loans	293,073	295,632	261,437
Consumer loans	24,664	24,832	26,342
Loans receivable	3,449,310	3,306,479	2,876,906
Loans held for sale, at the lower of cost or fair value	12,833	2,583	4,158
Total loans	$3,462,143	$3,309,062	$2,881,064

Loan mix:
Commercial real estate loans	81.8%	82.4%	83.8%
Residential real estate loans	8.6%	7.8%	6.0%
Commercial and industrial loans	8.5%	8.9%	9.1%
Consumer loans	0.7%	0.8%	0.9%
Loans held for sale, at the lower of cost or fair value	0.4%	0.1%	0.2%
Total loans	100.0%	100.0%	100.0%

Deposit portfolio:
Demand: noninterest-bearing	$1,189,528	$1,172,444	$1,061,823
interest-bearing	92,776	99,141	95,825
Money market and savings	1,023,421	931,915	803,333
Time deposits of $250,000 or less	891,197	948,346	1,117,522
Time deposits of more than $250,000	392,367	348,146	361,278
Total deposits	$3,589,289	$3,499,992	$3,439,781

Deposit mix:
Demand: noninterest-bearing	33.1%	33.5%	30.9%
interest-bearing	2.6%	2.8%	2.8%
Money market and savings	28.5%	26.6%	23.4%
Time deposits of $250,000 or less	24.9%	27.1%	32.4%
Time deposits of more than $250,000	10.9%	10.0%	10.5%
Total deposits	100.0%	100.0%	100.0%

Capital ratios (8):
Hanmi Financial
Total risk-based capital	15.24%	15.37%	15.32%
Tier 1 risk-based capital	14.04%	14.15%	14.06%
Common equity tier 1 capital	13.88%	13.99%	14.06%
Tier 1 leverage capital ratio	11.74%	11.70%	10.99%
Hanmi Bank
Total risk-based capital	14.67%	14.78%	15.25%
Tier 1 risk-based capital	13.46%	13.56%	13.99%
Common equity tier 1 capital	13.46%	13.56%	13.99%
Tier 1 leverage capital ratio	11.26%	11.22%	10.94%

(1) Includes loans held for sale
(2) Refer to "Non-GAAP Financial Measures" for further details.
(3) Annualized
(4) Amount calculated based on net income from continuing operations
(5) Excludes PCI loans
(6) Excludes allowance for loan losses allocated to PCI loans
(7) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(8) Preliminary ratios for June 30, 2016

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans (1)	$3,328,416	$40,645	4.91%	$3,192,832	$39,067	4.92%	$2,839,601	$36,915	5.21%
Securities (2)	657,756	3,397	2.07%	682,370	3,529	2.07%	814,126	2,990	1.47%
FRB and FHLB stock	30,808	579	7.52%	30,497	542	7.11%	29,938	1,116	14.91%
Interest-bearing deposits in other banks	38,598	49	0.51%	44,089	48	0.44%	65,346	40	0.25%
Total interest-earning assets	4,055,578	44,670	4.43%	3,949,788	43,186	4.40%	3,749,011	41,061	4.39%

Noninterest-earning assets:
Cash and due from banks	114,247			114,664			89,313
Allowance for loan losses	(41,483)			(42,519)			(53,159)
Other assets	197,158			199,143			238,585
Total noninterest-earning assets	269,922			271,288			274,739

Total assets	$4,325,500			$4,221,076			$4,023,750

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$96,397	$19	0.08%	$95,560	$19	0.08%	$94,686	$32	0.14%
Money market and savings	944,355	1,212	0.52%	902,037	1,084	0.48%	821,498	1,002	0.49%
Time deposits	1,268,127	2,453	0.78%	1,346,567	2,624	0.78%	1,525,023	2,768	0.73%
FHLB advances	278,077	299	0.43%	181,868	195	0.43%	7,637	4	0.21%
Subordinated debentures	18,781	196	4.20%	18,722	183	3.93%	18,596	151	3.26%
Total interest-bearing liabilities	2,605,737	4,179	0.65%	2,544,754	4,105	0.65%	2,467,440	3,957	0.64%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,170,486			1,138,822			1,043,060
Other liabilities	31,262			38,031			39,116
Total noninterest-bearing liabilities	1,201,748			1,176,853			1,082,176

Total liabilities	3,807,485			3,721,607			3,549,616
Stockholders' equity	518,015			499,469			474,134

Total liabilities and stockholders' equity	$4,325,500			$4,221,076			$4,023,750

Net interest income		$40,491			$39,081			$37,104

Cost of deposits			0.43%			0.43%			0.44%
Net interest spread			3.78%			3.75%			3.75%
Net interest margin			4.02%			3.98%			3.97%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Six Months Ended
	June 30, 2016			June 30, 2015
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans (1)	$3,260,625	$79,712	4.92%	$2,829,813	$73,949	5.27%
Securities (2)	670,063	6,926	1.03%	892,349	6,875	0.77%
FRB and FHLB stock	30,652	1,121	3.66%	29,896	1,598	5.35%
Interest-bearing deposits in other banks	41,343	97	0.47%	71,884	88	0.25%
Total interest-earning assets	4,002,683	87,856	4.41%	3,823,942	82,510	4.35%

Noninterest-earning assets:
Cash and due from banks	114,455			87,842
Allowance for loan losses	(42,001)			(53,238)
Other assets	198,151			242,874
Total noninterest-earning assets	270,605			277,478

Total assets	$4,273,288			$4,101,420

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$95,979	$38	0.08%	$88,358	$59	0.13%
Money market and savings	923,196	2,295	0.50%	821,113	1,974	0.48%
Time deposits	1,307,347	5,077	0.78%	1,558,877	5,549	0.72%
FHLB advances	229,973	494	0.43%	67,376	60	0.18%
Subordinated debentures	18,751	379	4.06%	18,577	296	3.21%
Total interest-bearing liabilities	2,575,246	8,283	0.65%	2,554,301	7,938	0.63%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,154,654			1,037,031
Other liabilities	34,646			43,069
Total noninterest-bearing liabilities	1,189,300			1,080,100

Total liabilities	3,764,546			3,634,401
Stockholders' equity	508,742			467,019

Total liabilities and stockholders' equity	$4,273,288			$4,101,420

Net interest income		$79,573			$74,572

Cost of deposits			0.43%			0.44%
Net interest spread			3.76%			3.72%
Net interest margin			4.00%			3.93%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	June 30,	March 31,	June 30,
Hanmi Financial Corporation	2016	2016	2015
Assets	$4,441,333	$4,310,748	$3,970,770
Less other intangible assets	(1,537)	(1,619)	(1,890)
Tangible assets	$4,439,796	$4,309,129	$3,968,880

Stockholders' equity	$525,185	$510,860	$472,740
Less other intangible assets	(1,537)	(1,619)	(1,890)
Tangible stockholders' equity	$523,648	$509,241	$470,850

Stockholders' equity to assets	11.82%	11.85%	11.91%
Tangible common equity to tangible assets	11.79%	11.82%	11.86%

Common shares outstanding	32,260,320	32,249,512	31,974,842
Tangible common equity per common share	$16.23	$15.79	$14.73

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lasse Glassen
Addo Investor Relations
310-829-5400